<DOCUMENT>
<TYPE>EX-8
<SEQUENCE>16
<FILENAME>ceocertification
<TEXT>

EX-99 5 certificationceo.htm CEOCERTIFICATION
CERTIFICATIONS

I, Mark Clancy, certify that:

1. I have reviewed this report on Form 8-K of Centrics Holdings Corporation.  ..

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14 for the registrant and have designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, if any, is made known to us by others within those entities, particularly during the period in which this report is being prepared.

5. We are in the process of engaging our auditor of record.  We anticipate formally engaging our auditors prior to the end of December, 2003.  As soon as the auditor of record is engaged, we will make appropriate filings and thereafter the other certifying officers and I will disclose, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. For approximately the past twenty-four months, the registrant has been dormant and has not conducted any operations.  To date, there have not been any changes in our internal controls.  The registrant's other certifying officers and I will indicate in subsequent reports whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

Date: December 12, 2003

/s/ Mark Clancy
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Mark Clancy
President and Director